                                                                  Exhibit (h)6.1


                           SHAREHOLDER SERVICES PLAN

                                CLASS A SHARES
                                CLASS B SHARES
                                CLASS C SHARES
                                CLASS D SHARES
                                CLASS E SHARES


     This Shareholder Services Plan (the "Plan") has been adopted with respect to Class A, Class B, Class C, Class D and Class E Shares (each, respectively, the "Shares") issued by certain Funds, as defined below, of Frank Russell Investment Company ("FRIC"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), consisting of distinct portfolios of shares of common stock (each a "Fund" or, collectively, the "Funds") by the Board of Trustees of the Company (the "Board").

     This Plan will pertain to:

          1. Class E Shares of each of the Equity I, Equity II, Equity III, Equity Q, International, Fixed Income I and Fixed Income III Funds;

          2. Class A, Class B, Class C and Class E Shares of each of the Diversified Equity, Special Growth, Equity Income, Quantitative Equity, Diversified Bond, Short Term Bond, Tax Exempt Bond, Multistrategy Bond, International Securities, Real Estate Securities, Emerging Markets Funds, Select Value, Select Growth, Tax-Managed Overseas Equity, Tax-Managed Large Cap, Tax-Managed Global Equity, Tax-Managed Global Equity Strategy, Tax-Managed Moderate Strategy, Tax-Managed Conservative Strategy and Tax-Managed Small Cap Funds;

          3. Class A, Class B, Class C, Class D and Class E Shares of each of the Equity Aggressive Strategy, Aggressive Strategy, Balanced Strategy, Moderate Strategy and Conservative Strategy Funds;

          4. Class E Shares of the Selected Equity and the Selected Fixed Income Funds; and

          5. Class A and B Shares of the Money Market Fund; Tax Free Money Market Fund; and US Government Money Market Fund.

          This Plan shall also apply to Shares of any other Fund as shall be designated from time to time by the Board in any supplement to the Plan ("Supplement").

          Section 1.  Payment for Shareholder Services. FRIC may compensate the
          ---------   --------------------------------
Distributor or any broker-dealers, banks, investment advisers, financial planners and other financial institutions that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners or record holders of Shares of any of FRIC's Funds offering such Shares ("Servicing Agents"), for any activities or expenses primarily intended to assist, support, or service their clients who beneficially own or are record holders of Shares of FRIC's Funds, as set forth in a Shareholder Services Agreement, forms of which are set forth as Appendix A and Appendix B hereto (each, a "Service Agreement"), provided that any material modifications of services listed in the Service Agreement shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. Payments by FRIC under this Section 1 of the Plan will be calculated daily and paid quarterly at a rate or rates set from time to time by FRIC's Board, provided that no rate set by the Board for Shares of any Fund may exceed, on an annual basis, .25% of the average net asset value of that Fund's Shares.

          Section 2.  Shareholder Servicing Expenses Covered by the Plan.  The
          ---------   --------------------------------------------------
fees payable under Section 1 of this Plan may be used to compensate (a) Servicing Agents for shareholder services provided, and related expenses incurred, with respect to Shares, by such Servicing Agents and (b) the Distributor for shareholder services provided, and related expenses incurred by it with respect to Shares, including payments made by the Distributor to compensate Servicing Agents for providing such shareholder services and incurring such related expenses.

          Section 3.  Shareholder Services Agreements.  Any officer of FRIC is
          ---------   -------------------------------
authorized to execute and deliver, in the name and on behalf of FRIC, (a) written Service Agreements with Servicing Agents and (b) a written Service Agreement with the Distributor, each in a form duly approved from time to time by FRIC's Board. Any such Service Agreement with Servicing Agents and any such Service Agreement with the Distributor shall be in substantially the forms attached hereto as Appendix A and Appendix B, respectively, until modified by the Board.

          Section 4.  Limitations on Payments.  Payment made by a Fund under
          ---------   -----------------------
Section 1 must be for shareholder services rendered for or on behalf of such Fund. All expenses incurred by a Fund in connection with the Service Agreement and the implementation of this Plan shall be borne entirely by the beneficial owners or holders of the Shares of the Fund involved. If more than one Fund is involved and these expenses are not directly attributable to the Shares of a particular Fund, then the expenses may be allocated between or among the Shares of all relevant Funds in a fair and equitable manner.

          Notwithstanding anything herein to the contrary, no Fund shall be obligated to make any payments under this Plan that exceed the maximum amounts payable under the rules of the National Association of Securities Dealers.

          Section 5.  Reports of Distributor.  So long as this Plan is in
          ---------   ----------------------
effect, the Distributor shall provide to FRIC's officers and Board, and the Board shall review at least quarterly, a written report of the amounts expended by it pursuant to this Plan, or by Servicing Agents pursuant to Service Agreements, and the purposes for which such expenditures were made.

          Section 6.  Continuance of Plan.  Unless sooner terminated, this Plan
          ---------   -------------------
may continue in effect for a period of one year from its date of approval and shall continue thereafter for successive annual periods, provided that such continuance is specifically approved by a majority of the Board, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, of FRIC and have no direct or indirect financial interest in the operation of this Plan or in any Agreement related to this Plan (the "Disinterested Trustees") cast in person at a meeting called for the purpose of voting on this Plan.

          Section 7.  Amendments.  This Plan may be amended at any time with
          ---------   ----------
respect to any Fund by the Board provided that any material amendment of the terms of this Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approvals set forth in Section 6 hereof.

          Section 8.  Termination.  This Plan is terminable, as to a Fund's
          ---------   -----------
Shares, by vote of a majority of the Disinterested Trustees.

          Section 9.  Selection/Nomination of Trustees.  While this Plan is in
          ---------   --------------------------------
effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

          Section 10.  Records. FRIC will preserve copies of this Plan, and any
          ----------   -------
agreements and written reports regarding this Plan presented to the Board for a period of not less than six years.

          Section 11.  Miscellaneous.  The captions in this Plan are included
          ----------   -------------
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          IN WITNESS WHEREOF, Frank Russell Investment Company has adopted this revised Shareholder Services Plan as of August 7, 2000.

                                                    FRANK RUSSELL INVESTMENT
                                                     COMPANY


                                                    By:______________________
                                                    Title:___________________

                                                                      Appendix A

                        SHAREHOLDER SERVICES AGREEMENT
                             WITH SERVICING AGENT

                       FRANK RUSSELL INVESTMENT COMPANY

                        _______________________ SHARES
                               ("Class Shares")

Ladies and Gentlemen:

          We wish to enter into this Shareholder Services Agreement ("Agreement") with you concerning the provision of shareholder assistance, support, and administrative services to your clients ("Customers") who may from time to time hold or beneficially own or hold as shareholders of record of Class Shares in one or more of the portfolios (the "Funds") of Frank Russell Investment Company ("FRIC") for which we are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act").

          The terms and conditions of this Agreement are as follows:

          Section 1.  You agree to provide administrative support services to
          ---------
your Customers who may from time to time beneficially own Class Shares. Such services may include, but neither are required to include nor are limited to the following (1) acting as the sole shareholder of record and nominee for Class Shareholders; (2) maintaining account records for Class Shareholders; (3) receiving, aggregating and processing Class Shareholder purchase, exchange, and redemption orders from Class Shareholders and placing net purchase, exchange, and redemption requests with us; (4) issuing confirmations to Class Shareholders; (5) providing and maintaining elective services for Class Shareholders such as check writing and wire transfer services; (6) providing Class Shareholder sub-accounting; (7) communicating periodically with Class Shareholders; (8) answering questions and handling correspondence from Class Shareholders about their accounts; (9) providing sweep program servicing; selecting, providing, and maintaining pre-authorized investment allocation plans; and (10) providing such other similar services as we or FRIC may reasonably require to the extent you are permitted to do so under applicable statutes, rules or regulations. All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

          Section 2.  You will perform only those activities that are consistent
          ---------
with statutes and regulations applicable to you.

          Section 3.  You will provide such office space and equipment,
          ---------
telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the shareholder investment support services contemplated hereby.

          Section 4.  Neither you nor any of your officers, employees or agents
          ---------
are authorized to make any representations concerning us, FRIC or the Class Shares except those contained in our then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us or FRIC in writing.

          Section 5.  For all purposes of this Agreement you will be deemed to
          ---------
be an independent contractor, and will have no authority to act as agent for us or FRIC in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and FRIC harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us and FRIC and our respective designees concerning the performance of your responsibilities under this Agreement.

          Section 6.  In consideration of the services and facilities provided
          ---------
by you hereunder, we, acting on behalf of FRIC, will pay to you quarterly, and you will accept as full payment therefor, a fee equal to the percentage of the average net asset value of Class Shares held by your Customers as set forth on Appendix A hereto. The fee rate payable to you may be prospectively increased or decreased by us or FRIC, in our or its sole discretion, at any time upon notice to you. Further, we or FRIC may, in our discretion and without notice, suspend or withdraw the sale of Class Shares of any and all Funds, including the sale of Class Shares to you for the account of any Customer or Customers and require that Class Shares be redeemed if any conditions of investment in Class Shares, as described in the applicable then current prospectuses, are not met. Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers, Inc. ("NASD") rules governing receipt by NASD members of shareholder investment services plan fees from registered investment companies (the "NASD Rules"). Such compensation shall only be paid for services determined to be permissible under the NASD Rules, and you agree that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Class Shares.

          Section 7.  You agree to furnish us, FRIC or our respective designees
          ---------
with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us, FRIC and our respective designees (including, without limitation, any auditors or legal counsel designated by us or FRIC), in connection with the preparation of reports to FRIC's Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

          Section 8.  We may enter into other similar Agreements with any other
          ---------
person or persons without your consent.

          Section 9.  By your written acceptance of this Agreement, you
          ---------
represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by FRIC; (ii) the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Class Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not result in an excessive or unreasonable fee to you, and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority for your Customer to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your Customers' benefit.

          Section 10.  You agree to conform to compliance standards adopted by
          ----------
us or FRIC as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

          Section 11.  This Agreement will become effective on the date a fully
          ----------
executed copy of this Agreement is received by us or our designee and continues in effect until terminated. This Agreement is terminable with respect to Class Shares of any Fund, without penalty, at any time by us (which termination may be by a vote of a majority of our Disinterested Trustees) or by you upon written notice to the other party hereto.

          Section 12.  All notices and other communications to either you or us
          ----------
will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

          If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880; Attention: President.

                                   Very truly yours,

                                   RUSSELL FUND DISTRIBUTORS, INC.,
                                   on behalf of Frank Russell Investment Company

Dated as of  _______________       By: ______________________________

                                   Name: ____________________________

                                   Title: ___________________________

                                   ACCEPTED AND AGREED TO:

                                    (Firm Name)

                                   __________________________________
                                    (Address)

                                   __________________________________
                                    (City)    (State)    (County)

                                   Fax #
                                        _____________________________

                                   Attention:________________________

Dated as of _____________          By:_______________________________

                                   Name:_____________________________

                                   Title:____________________________

                                   APPENDIX A

                                  Fee Schedule

    Class                                                      Fee/1/
    -----                                                      ---







_____________________________

/1/ Fees are expressed as a percentage of the average net asset value of Class Shares held by your Customers during the preceding calendar quarter.

                                                                      Appendix B



                        SHAREHOLDER SERVICES AGREEMENT
                               WITH DISTRIBUTOR

                       FRANK RUSSELL INVESTMENT COMPANY

                                CLASS A SHARES
                                CLASS B SHARES
                                CLASS C SHARES
                                CLASS D SHARES
                                CLASS E SHARES

Ladies and Gentlemen:

We wish to enter into this Shareholder Services Agreement ("Agreement") with you concerning the provision of direct or indirect shareholder assistance, support, and administrative services to persons who may from time to time hold or beneficially own or hold as shareholders of record ("Shareholders") Class A, Class B, Class C, Class D or Class E Shares (each, respectively, "Class Shares") in one or more of the portfolios (the "Funds") of Frank Russell Investment Company ("FRIC") for which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act").

          The terms and conditions of this Agreement are as follows:

          Section 1.  You agree to provide or cause to be provided
          ---------
administrative support services to Shareholders who may from time to time beneficially own Class Shares. Such services may include, but neither are required to include nor are limited to the following: (1) acting as the sole shareholder of record and nominee for Class Shareholders; (2) maintaining account records for Class Shareholders; (3) receiving, aggregating and processing Class Shareholder purchase, exchange, and redemption orders from Class Shareholders and placing net purchase, exchange, and redemption requests with us; (4) issuing confirmations to Class Shareholders; (5) providing and maintaining elective services for Class Shareholders such as check writing and wire transfer services; (6) providing Class Shareholder sub-accounting; (7) communicating periodically with Class Shareholders; (8) answering questions and handling correspondence from Class Shareholders about their accounts; (9) providing sweep program servicing; selecting, providing, and maintaining pre-authorized investment allocation plans; and (10) providing such other similar services as we may reasonably require to the extent you are permitted to do so under applicable statutes, rules or regulations. All services rendered or caused to be rendered hereunder by you shall be performed in a professional, competent and timely manner.

          Section 2.  You will perform or cause to be performed only those
          ---------
activities which are consistent with applicable statutes and regulations.

          Section 3.  You will provide or cause to be provided such office space
          ---------
and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or by any personnel employed by you or by any person you retain to provide services described in this Agreement) as may be reasonably necessary or beneficial in order to provide the shareholder investment support services contemplated hereby.

          Section 4.  Neither you nor any of your officers, employees or agents
          ---------
are authorized to make any representations concerning us or the Class Shares except those contained in our then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

          Section 5.  For all purposes of this Agreement you will be deemed to
          ---------
be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Shareholders. You and your employees will, upon request, be available during normal business hours to consult with us and our respective designees concerning the performance of your responsibilities under this Agreement.

          Section 6.  In consideration of the services and facilities provided
          ---------
or caused to be provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee equal to the percentage of the average net asset value of Class Shares held by Shareholders as set forth on Appendix A hereto. The fee rate payable to you may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Class Shares of any and all Funds, including the sale of Class Shares to you for the account of any Shareholder or Shareholders and require that Class Shares be redeemed if any conditions of investment in Class Shares, as described in the applicable then current prospectuses, are not met. Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers ("NASD") rules governing receipt by NASD members of shareholder investment services plan fees from registered investment companies (the "NASD Rules"). Such compensation shall only be paid for services determined to be permissible under the NASD Rules, and you agree that any compensation paid under this Agreement is not for activities designed primarily to result in sales of Class Shares.

          Section 7.  You agree to furnish us or our respective designees with
          ---------
such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Shareholders of the services described herein), and will otherwise cooperate with us and our respective designees (including, without limitation, any auditors or legal counsel designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

          Section 8.  We may enter into other similar Agreements with any other
          ---------
person or persons without your consent.

          Section 9.  By your written acceptance of this Agreement, you
          ---------
represent, warrant and agree that: (i) in no event will any of the services provided or caused to be provided by you hereunder be primarily intended to result in the sale of any shares issued by the Investment Company; (ii) the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of Shareholders' assets in Class Shares of the Funds, will be disclosed by you to Shareholders to the extent required by applicable laws or regulations, will be authorized by Shareholders and will not result in an excessive or unreasonable fee to you, and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority for Shareholders to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for Shareholders' benefit.

          Section 10. You agree to conform to compliance standards adopted by
          ----------
us as to when Class Shares in a Fund may be appropriately sold to or retained by particular investors.

          Section 11. This Agreement will become effective on the date a fully
          ----------
executed copy of this Agreement is received by us or our designee and continues in effect until terminated. This Agreement is terminable with respect to Class Shares of any Fund, without penalty, at any time by us (which termination may be by a vote of a majority of our Disinterested Trustees) or by you upon written notice to the other party hereto.

          Section 12. All notices and other communications to either you or us
          ----------
will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

          If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880; Attention: President.

                                  Very truly yours,

                                  FRANK RUSSELL INVESTMENT COMPANY


Dated as of  _______________      By: ______________________________

                                  Name:_____________________________

                                  Title:____________________________


                                  ACCEPTED AND AGREED TO:

                                  RUSSELL FUND DISTRIBUTORS, INC.
                                  909 A Street
                                  Tacoma, WA  98402

                                  Fax #   (253) 596-24

                                  Attention:________________________

Dated as of _____________         By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________

                                  APPENDIX A

                                 Fee Schedule

     Class                                         Fee/2/
     -----                                         ---
     Class A                                       0.25%
     Class B                                       0.25%
     Class C                                       0.25%
     Class D                                       0.25%
     Class E                                       0.25%





____________________________

/2/ Fees are expressed as a percentage of the average net asset value of Class Shares outstanding during the preceding calendar quarter.